Sale of Goods Agreement

This CONTRACT FOR SALE OF GOODS is made this 26 day of May, 2016 by and between Kaskad Corp., with its principal place of business at Dimitar Petkov 119, ent. B, fl. 3, ap. 92, Sofia, Bulgaria, 1309, (“Seller”) and Kotra Link OOD, with its principal place of business at Kv. Vrazhdebna, Ul. Parva 7 fl. 4, Sofia, Bulgaria, 1839 (“Buyer”) for the purchase of the goods described below:

Products	Size of product	Price, BGN		Price, USD
	mm x mm	From	To	From	To
Scratch globe	200*200*200	42.50	68.00	25.00	40.00
Scratch map	594*841(A1)	41.00	85.00	24.00	50.00
	420*594 (A2)	20.50	41.00	12.00	24.00
	297*420 (A3)	10.50	25.50	6.00	15.00
Scratch Postcard	210*297 (A4)	8.50	17.00	5.00	10.00
	148*210 (A5)	7.00	15.50	4.00	9.00
	105*148 (A6)	5.50	12.00	3.00	7.00

Variation of the price ranges depends on the products design and style, which the Buyer will specify in Purchase order. The Purchase order should be provided 30 days in advance.

1. TERMS. Seller shall provide to the Buyer on or before May 27, 2018 the above-mentioned goods under the terms of this Agreement at least for the amount of $4,500. The total amount of the Agreement can be increased by agreement between the Parties.

2. NOTICE. Buyer shall give Seller 20 days’ advance notice regarding any change to the quantity/item requested for providing. Seller shall refund any extra payment accordingly.

3. RISK OF LOSS. Seller shall incur the risk of loss from any casualty to the Goods, regardless of the cause, until the Buyer has got the Goods.

4. ACCEPTANCE. Buyer shall have the right to inspect the goods upon receipt, and shall give notice to Seller of any claim for damages on account of condition, quality, or grade of the goods. Buyer shall specify the basis of the claim in detail. Failure of Buyer to comply with these conditions will constitute irrevocable acceptance of the goods by Buyer. All notices between the parties must be in writing and provided by courier or by certified mail, return receipt requested.

5. CHARGES. Seller shall invoice Buyer upon and for each order. The Buyer has the right to pay charges in advance for whole or part order, unless the Parties agree otherwise.

6. WARRANTY. Seller warrants that the goods sold hereunder are free from substantial defects in workmanship and materials. Seller’s liability under the foregoing warranty is limited to replacement of goods or repair of defects or refund of the purchase price at Seller’s sole option. No other warranty, express or implied, is made by Seller, and none shall be imputed or presumed.

7. WARRANTY OF TITLE. Seller warrants that at the time of signing this agreement, Seller neither knows nor has reason to know of the existence of any outstanding title or claim of title hostile to rights of the Seller in the goods.

8. TAXES. All sales taxes, tariffs, and other governmental charges shall be paid by Buyer and are Buyer’s Responsibility Except As Limited By Law.

9. FORCE MAJEURE. Seller may, without liability, delay performance or cancel this Contract on account of force majeure events or other circumstances beyond its control, including, but not limited to, strikes, acts of God, political unrest, embargo, failure of source of supply, or casualty.

10. MISCELLANEOUS. This Contract contains the entire agreement between the parties and supersedes and replaces all such prior agreements with respect to matters expressly set forth herein. No modification shall be made to this Contract except in writing and signed by both parties. This Contract shall be binding upon the parties and their respective heirs, executors, administrators, successors, assigns and personal representatives.

11. ENTIRE AGREEMENT. The parties intend this writing to be the final expression of the terms of their agreement and further intend that this writing be the complete and exclusive statement of all the terms of their agreement.

ACKNOWLEDGMENT BY SELLER

Kaskad Corp.

/s/ Piotr Sibov                                     .

Signature

Piotr Sibov                                                      Dated 26 May 2016

(Seller)

ACKNOWLEDGMENT BY BUYER

Kotra Link OOD

/s/ Stoyan Radkov                              .

Signature

Stoyan Radkov                                               Dated 26 May 2016

(Buyer)